UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd, Suite 150

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2022, Kintara Therapeutics, Inc. (the “Company”) and Saiid Zarrabian, the Company’s Head of Strategic Partnerships and a member of the Board of Directors (the “Board”) of the Company, mutually agreed that Mr. Zarrabian would step down from his role as Head of Strategic Partnerships and as a member of the Board, effective as of May 23, 2022 (the “Separation Date”) to pursue other opportunities. Mr. Zarrabian’s separation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Zarrabian’s separation from the Company, on May 20, 2022, the Company and Mr. Zarrabian entered into a separation and general release agreement (the “Separation Agreement”). The Separation Agreement provides, among other things, for Mr. Zarrabian to receive the following:

•
continued payments of nine months of his annual base salary, equal to the sum of $213,750, commencing on the first regular payroll date that is after the Separation Date and paid in installments in accordance with the Company’s regular payroll practices;

•
a one-time bonus payment of $24,826.67 in connection with his service as the Company’s Head of Strategic Partnerships to be paid on the Separation Date;

•
reimbursement of healthcare coverage payments for a period of up to nine months following the Separation Date;

•
continued payments of life insurance premiums for a period of up to nine months following the Separation Date; and

•
an additional six months of service vesting credit for each of his stock options outstanding as of the Separation Date, and all of his vested stock options, including any options so accelerated, remaining exercisable for up to a nine-month period measured from the Separation Date (or earlier expiration of the option's term).

The Separation Agreement further provides for general release and non-disparagement provisions in favor of the Company. In addition, Mr. Zarrabian will be subject to non-solicitation provisions, which will apply for a period of twelve months following the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation and General Release Agreement between the Company and Saiid Zarrabian, dated May 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: May 24, 2022	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer